BlackRock Funds:
Virginia Municipal
Money Market

File Number:

CIK Number:

For the
Period Ended:
03/31/08

Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith
Incorporated, for the period October 1, 2007 through March
31, 2008.


                                SALES (IN THOUSANDS)
TRANSACTION       FACE          SECURITY
DATE             AMOUNT       DESCRIPTION    RATE         DUE DATE
11/01/07         $   505      VIRGINIA ST    3.44         10/01/16
                              RES AUTH

11/19/07         $   500      VIRGINIA       3.53         11/01/30
                              COMWLTH
                              UNIV REV

01/18/08         $ 1,900      VIRGINIA       3.24         11/01/30
                              COMWLTH
                              UNIV REV